Exhibit 10.6

Essendant Receivables LLC

One Parkway North Boulevard
Deerfield, Illinois 60015

January 22, 2016

PNC Bank, National Association,

as Class Agent,  Alternative Investor and the Agent

The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch,

as Class Agent and Alternative Investor

Re:Consent Letter

Ladies Gentlemen:

Reference is hereby made to the Amended and Restated Transfer and Administration Agreement (as amended through the date hereof, the “Transfer Agreement”), dated as of January 18, 2013, by and among Essendant Receivables LLC (the “SPV”), Essendant Co. (the “Originator”), Essendant Financial Services LLC, as Seller and as Servicer (the “Seller” or “Servicer”), PNC Bank, National Association (“PNC Bank”), as Agent, as a Class Agent and as an Alternate Investor, and the financial institutions from time to time parties thereto as Conduit Investors and Alternate Investors.  Capitalized terms used but not defined herein shall have the meanings ascribed to them in Transfer Agreement.

Pursuant to the terms of the Transfer Agreement, no amendment, modification, waiver, replacement to the Revolving Credit Agreement has any effect under the Transfer Agreement unless consented to in writing by each Class Agent.  Section 6.3 of the Transfer Agreement incorporates into the Transfer Agreement by reference thereto, certain financial covenants as used and defined in the Revolving Credit Agreement as in effect as of July 8, 2013.  The SPV hereby notifies each Class Agent, that the Originator and the other parties thereto, intend to amend the definition of “Consolidated EBITDA” as defined in Section 1.1 of the Revolving Credit Agreement (and as such term is used in the calculation of various financial covenants (including those incorporated into the Transfer Agreement by reference to the Revolving Credit Agreement)) in the manner set forth on Exhibit A attached hereto. The SPV hereby requests that each Class Agent consent to such amendment so that such amendment is effective under the Transfer Agreement.  Accordingly, each Class Agent hereby consents to the amendment to the definition of “Consolidated EBITDA” in the Revolving Credit Agreement and further agrees that such amendment shall be effective to amend the definition thereof as used in the calculation of the financial covenants referred to and incorporated by reference in Section 6.3 of the Transfer Agreement.

This letter agreement shall be effective as of the date on which the Class Agents receive a counterpart of this letter agreement duly executed by each of the parties hereto.

This letter agreement (i) shall be governed by and construed in accordance with the Laws of the State of New York (without reference to the conflicts of law principles thereof other than Section 5‑1401 of the New York General Obligations Law) and (ii) may be executed in any number of counterparts, and by the different parties thereto on separate counterparts; each such counterpart shall be deemed an original and all of such counterparts taken together shall be deemed to constitute one and the same instrument; a facsimile or electronic copy of an executed counterpart of this letter agreement shall be effective as an original for all purposes.

[signatures begin on following page]

Please indicate your consent to and agreement with the foregoing by signing where indicated below.

Very truly yours,

Essendant Receivables LLC

By:

Title:

S-1January 2016

Amendment Consent Letter

Consented and Agreed

PNC BANK, NATIONAL ASSOCIATION,

as Class Agent, Alternate Investor and the Agent

By:

Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH, as Class Agent

By:

Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

NEW YORK BRANCH, as Alternate Investor

By:

Title:

S-2January 2016

Amendment Consent Letter

EXHIBIT A

“Consolidated EBITDA” means, with respect to any period, (A) Consolidated Net Income for such period, plus (B) to the extent deducted from revenues in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization, (v) losses attributable to equity in Affiliates, (vi) non-cash charges related to employee compensation, (vii) any extraordinary non-cash or nonrecurring non-cash charges or losses, (viii) fees, costs and expenses incurred in connection with Permitted Acquisitions in an aggregate amount not to exceed $10,000,000 in any fiscal year, (ix) any expense under settlement accounting arising from an offer to terminated vested participants in the Essendant Pension Plan to accept a lump sum in lieu of future pension payments made during a window offering period in 2016 and (x) in connection with any Qualifying Permitted Acquisition or Material Disposition, calculated on a pro forma basis based on USI’s most recent financial statements delivered pursuant to Section 6.1 (or, prior to the delivery of the first such financial statements delivered hereunder, as of March 31, 2013), (1) any cost savings and expenses that relate to such Qualifying Permitted Acquisition or Material Disposition in accordance with Article 11 of Regulation S-X under the Securities Act and (2) any demonstrable cost-savings and operating expense reductions (net of continuing associated expenses) that relate to such Qualifying Permitted Acquisition or Material Disposition or are reasonably anticipated by the Borrower to be achieved in connection with such Qualifying Permitted Acquisition or Material Disposition within the 12-month period following the consummation thereof, which the Borrower determines in good faith are reasonable and which are so set forth in a certificate of a financial officer of the Borrower delivered to the Agent; provided that amounts added back pursuant to this subclause (2) shall be permitted only to the extent to the aggregate additions under subclauses (1) and (2) for such period do not exceed 10% of the amount which could have been included in Consolidated EBITDA in the absence of the adjustment under this clause (x), minus (C) to the extent included in Consolidated Net Income for such period, any extraordinary non-cash or nonrecurring non-cash gains, all calculated for USI and its Subsidiaries on a consolidated basis.

Solely for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a “Reference Period”), if at any time during such Reference Period, USI or any of its Subsidiaries shall have made any Material Disposition, Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, in each case, calculated on a pro forma basis based on USI’s most recent financial statements delivered pursuant to Section 6.1 (or, prior to delivery of the first such financial statements delivered hereunder, as of March 31, 2013).

A-1